EXECUTION COPY

Spark Energy Inc.
1,400,000 Shares of 8.75% Series A Fixed-to-Floating Rate
Cumulative Redeemable Perpetual Preferred Stock

Liquidation Preference $25.00 per Share

UNDERWRITING AGREEMENT

March 8, 2017

UNDERWRITING AGREEMENT
March 8, 2017
RBC CAPITAL MARKETS, LLC

200 Vesey Street
New York, New York 10281
As Representative of the several Underwriters
named in Schedule I hereto
Ladies and Gentlemen:
Spark Energy Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom RBC Capital Markets, LLC (“RBC”) is acting as Representative (the “Representative”), 1,400,000 shares (the “Firm Shares”) of the 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, of the Company (the “Series A Preferred Stock”), a new series of the Company’s authorized preferred stock (the “Preferred Stock”). The Company also proposes to sell to the several Underwriters, at the option of the Underwriters, up to an additional 210,000 shares of Series A Preferred Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”
This Underwriting Agreement (this “Agreement”) confirms the agreement among the Company and the Underwriters concerning the purchase of the Shares by the Underwriters.
As used in this Agreement:
(a)“Applicable Time” means 4:45 p.m. (New York time) on the date of this Agreement;
(b)    “Basic Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement;
(c)    “Business Day” shall mean a day on which The NASDAQ Global Select Market (“NASDAQ”) is open for trading and commercial banks in the City of New York are open for business;
(d)    “Commission” means the Securities and Exchange Commission;
(e)    “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
(f)    “Exchange Act” means the Securities Exchange Act of 1934, as amended;
(g)    “Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement relating to the Shares) filed with the Commission by the Company pursuant to Rule 424(b) under the Securities Act; and any reference to “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations on or prior to the date of this Agreement;
(h)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (i) any Issuer Free Writing Prospectus filed with the Commission by the Company on or before the Applicable Time and identified on Schedule II hereto and (ii) the pricing information identified on Schedule II hereto;
(i)    “Prospectus” means the form of the final prospectus, as first filed with the Commission by the Company pursuant to Rule 424(b) of the Rules and Regulations;
(j)    “Registration Statement” means, collectively, the various parts of the shelf registration statement on Form S3 (File No. 214023), including all exhibits, financial statements and any documents incorporated by reference therein at such time and any information in any prospectus supplement relating to the Shares that is filed with the Commission by the Company pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of such registration statement pursuant to Rule 430B of the Rules and Regulations, each as amended at the latest Effective Date;
(k)    “Rules and Regulations” means the rules and regulations of the Commission under the Securities Act; and
(l)    “Securities Act” means the Securities Act of 1933, as amended.
Reference made herein to any Basic Prospectus, any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any posteffective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission by the Company pursuant to Rule 424(b) under the Securities Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus.”
1.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:
(a)    A registration statement on Form S3 (File No. 333206391) with respect to the Shares, as amended, has (i) been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any part thereof, and no proceeding for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.
(b)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and any Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in strict conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by or on behalf of any Underwriter is that described as such in Section 8(a) of this Agreement.
(c)    The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or the Pricing Disclosure Package in reliance upon and in strict conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by or on behalf of any Underwriter is that described as such in Section 8(a) of this Agreement.
(d)    The Registration Statement, at each Effective Date, and the Prospectus, as of its date and on the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in strict conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by or on behalf of any Underwriter is that described as such in Section 8(a) of this Agreement. The conditions for use of Form S3, as set forth in the General Instructions thereto, have been satisfied.
(e)    The Pricing Disclosure Package and the Prospectus will conform in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date) to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they became effective or when filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when filed with Commission and on the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), will conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act, as applicable and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(f)    At the time of filing the Registration Statement and at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;
(g)    The Company has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise (a “Material Adverse Effect”);
(h)    Each of Spark Holdco, LLC (“Spark HoldCo”), a Delaware limited liability company and of which the Company is the sole managing member, and each of its subsidiaries and any other subsidiary of the Company (collectively, the “Subsidiaries” and each a “Subsidiary”) has been duly incorporated, formed or organized, as applicable, and is validly existing as a corporation, limited liability company, general or limited partnership or other organization, as applicable, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation, limited liability company, general or limited partnership or other organization, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock, member interests, general or limited partner interest or other ownership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of a limited liability company or limited partnership, as such non-assessability may be affected by applicable law) and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (“Lien”) (other than Liens described in the Registration Statement, the Pricing Disclosure Package or the Prospectus);
(i)    All of the issued and outstanding units representing limited liability company interests in Spark HoldCo have been duly and validly authorized and issued, and are fully paid and nonassesable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and those that are owned by the Company free and clear of any Lien (other than Liens described in the Registration Statement, the Pricing Disclosure Package or the Prospectus);
(j)    The Company has an authorized capitalization as set forth in the Pricing Disclosure Package, and all of the issued and outstanding shares of capital stock of the Company as of the Closing Date and, if any Option Shares are purchased, as of each Option Closing Date, including the Shares to be sold by the Company, have been or will be duly and validly authorized and issued, are or will be fully paid and non-assessable and conform or will conform to the descriptions thereof contained in the Pricing Disclosure Package;
(k)    The Preferred Shares, including the Shares, will be issued in compliance with all applicable rules of NASDAQ as of the date of this Agreement.
(l)    This Agreement has been duly authorized, executed and delivered by the Company;
(m)    The sale of the Shares hereunder, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; provided that no representation or warranty is made in this paragraph with respect to the antifraud provisions of the federal or state securities laws;
(n)    KPMG, LLP, who has certified certain financial statements of the Company and the Subsidiaries, is an independent public accounting firm as required by the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated therein at and as of the respective dates or for the respective periods to which they apply; and such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. All other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby. Except as included therein, no historical financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Pricing Disclosure Package under the Securities Act or the Rules and Regulations. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement and the Pricing Disclosure Package. All disclosures contained or incorporated by reference in the Registration Statement and the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G promulgated under the Exchange Act and Item 10 of Regulation S-K promulgated under the Securities Act, to the extent applicable;
(o)    Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) there has not been any change in the capital stock or long-term indebtedness of the Company or any of the Subsidiaries, (ii) there has not been any material adverse change in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, (iii) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, that are material to the Company and the Subsidiaries, considered as one enterprise or (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(p)    Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or bylaws (or other organization documents) or (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or (iii) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (iv) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (ii), (iii) and (iv), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect.
(q)    Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all Liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.
(r)    Other than as set forth in the the Pricing Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, assets or operations or self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ) now pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus;
(s)    Each of the Company and each of the Subsidiaries possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by each of them; each of the Company and each of the Subsidiaries is in compliance with the terms and conditions of all such Permits; all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and none of the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;
(t)    Each of the Company and each of the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except to the extent that the failure to own, possess or have other rights in such Intellectual Property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;
(u)    No labor dispute with the employees of any of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent, and none of the Company or any of the Subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of their respective principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect;
(v)    The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the respective businesses in which they are engaged; none of the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its or their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;
(w)    The Company and each of the Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
(x)    Except as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company has not been advised of (x) any material weaknesses or significant deficiencies in the design or operation of internal controls that could reasonably be expected to materially affect the ability of the Company and each of the Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries, and (ii) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(y)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established;
(z)    All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed (or extensions have been obtained with respect thereto) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;
(aa)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and, to the best of the Company’s knowledge, no pending investigation which might lead to such a claim exists or has been threatened;
(bb)    Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company would have any liability, that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, that would have or may reasonably be expected to have a Material Adverse Effect;
(cc)    None of the Company nor any of the Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;
(dd)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, with which the Company is required to comply as of effectiveness of the Registration Statement;
(ee)    Except as described in the Pricing Disclosure Package, there are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;
(ff)    The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(gg)    The Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Registration Statement, any Preliminary Prospectus, the Prospectus and, subject to compliance with Section 8 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;
(hh)    The statistical, market and industry-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;
(ii)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Subsidiary is currently prohibited in any material respect, directly or indirectly, from (i) paying any distributions to the Company or (ii) (x) making any other distribution on such Subsidiary’s equity interests, (y) repaying to the Company any loans or advances to such Subsidiary from the Company or (z) transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company;
(jj)    The operations of the Company and each of the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;
(kk)    (i) Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any of their respective directors, officers, agents, or employees, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
(A)      currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or
(B)       located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”).
(ii) The Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or to the knowledge of the Company, any joint venture partner or other Person:
(A)      to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions;
(B)       to fund or facilitate any activities of or business in any Sanctioned Country; or
(C)       in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and
(ll)    The Company and each of the Subsidiaries acknowledge that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
Any certificate signed by any authorized representative of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriters.
2.    Sale and Purchase. Subject to the terms and conditions herein set forth, (i) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $24.2125 (the “Purchase Price”), the number of Firm Shares determined by multiplying the aggregate number of Firm Shares to be sold by the Company hereunder by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder and (i) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the number of Option Shares as to which such election shall have been exercised by the fraction set forth in clause (a) above.
The Company hereby grants to the Underwriters the right to purchase at their election up to an additional 210,000 Option Shares, at the Purchase Price. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from RBC to the Company, given within a period of thirty (30) calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by RBC but in no event earlier than the Closing Date or, unless RBC and the Company otherwise agree in writing, earlier than one or later than five (5) business days after the date of such notice.
It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.
3.    Payment and Delivery. The Company will deliver the Firm Shares to RBC through the facilities of The Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer drawn to the order of the Company at the offices of Andrews Kurth Kenyon LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002, at 9:00 A.M., New York time, on March 15, 2017, or at such other time not later than seven (7) full business days thereafter as RBC and the Company may determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares.
Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date,” which may be the Closing Date, shall be determined by RBC and the Company as provided above. The Company will deliver the Option Shares being purchased on each Option Closing Date to RBC through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer drawn to the order of the Company at the above office of Andrews Kurth Kenyon LLP, at 9:00 A.M., New York time on the applicable Option Closing Date.
4.    Certain Covenants of the Company. The Company hereby covenants and agrees with each of the Underwriters that:
(a)    The Company, subject to Section 4(b), will comply with the requirements of Rule 430B under the Securities Act, and will notify RBC immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish RBC with copies thereof, and to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; and (v) if the Company ceases to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act, at any time prior to the later of (A) completion of the distribution of the Shares within the meaning of the Securities Act and (B) completion of the 45-day restricted period referred to in Section 4(l) hereof. The Company will timely effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares. The Company will make commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)    The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.
(c)    The Company will use its commercially reasonable efforts to qualify the Shares for offering and sale under the securities laws of each such jurisdictions as the Underwriters, through the Representative, may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 4(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.
(d)    Upon written request, the Company will furnish or deliver to RBC, without charge, two signed copies of the Registration Statement as originally filed and of each amendment to the Registration Statement (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to RBC, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T.
(e)    The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus and any document incorporated by reference in the Prospectus (excluding exhibits thereto) as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter promptly, without charge, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) and any Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto and any Issuer Free Writing Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(f)    The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the requirements of the Securities Act and the Exchange Act, as applicable, and the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act, as applicable, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such document as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such document as each Underwriter may reasonably request. The Company will provide RBC with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.
(g)    The Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and the Subsidiaries which will satisfy, on a timely basis, the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;
(h)    The Company will use its commercially reasonable efforts to cause the to be listed on NASDAQ within thirty (30) days of the Closing Date and to maintain the listing of the Series A Preferred Stock, including the Shares, on NASDAQ.
(i)    The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus.
(j)    During a period of forty-five (45) days from the date of the Prospectus, without the prior written consent of RBC, the Company will not (1) sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of Preferred Stock, or any securities convertible into or exercisable or exchangeable for Preferred Stock, or (2) enter into any swap or other arrangement that transfer to another, in whole or in part, any of the economic consequences of ownership of the Series A Preferred Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Series A Preferred Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of Preferred Stock or any securities convertible into or exercisable or exchangeable for Preferred Stock, except for the offering of the Shares pursuant to this Agreement and the Prospectus.
(k)    The Company will prepare a final term sheet containing a description of the Shares, substantially in the form of Annex I hereto, and approved by RBC and file such term sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule.
(l)    The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.
(m)    The Company will maintain, at its expense, a registrar and transfer agent for the Shares.
(n)    If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.
(o)    The Company will not take, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of any law, rule or regulation.
5.
(a)    The Company represents and agrees that, without the prior consent of RBC, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and RBC, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and RBC is listed on Schedule II hereto;
(b)    The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;
(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to RBC and, if requested by RBC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by or on behalf of such Underwriter through RBC expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 8(b) of this Agreement.
6.    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of the Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto or any document incorporate by reference therein and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) any preparation, issuance and delivery of certificates for the Shares to the Underwriters, including any unit or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the fees and expenses of any transfer agent or registrar for the Shares, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, except that the lodging, airfare (except if the Company charters a flight in which case employees of the Underwriters ride on such charter without charge), and incidental expenses of employees of the Underwriters shall be the responsibility of the Underwriters, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares (not to exceed $20,000), (viii) the fees and expenses incurred in connection with the listing of the Shares on the NASDAQ; and (ix) reasonable, documented, out-of-pocket expenses incurred by the Underwriters in connection with the offering of the Shares and other transactions contemplated by this Agreement, up to an aggregate of $150,000.
7.    Conditions of Underwriter’s Obligations. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 4(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.
(b)    The representations and warranties of the Company contained herein are true as of the date hereof and shall be true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.
(c)    (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or (2) there shall not have been any material adverse change in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of RBC so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Disclosure Package.
(d)    The Underwriters shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, satisfactory to the Underwriters, to the effect that (1) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and that the Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be, (2) none of the situations set forth in clause (i) or (ii) of Section 7(c) shall have occurred and (3) no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.
(e)    On the Closing Date or the Option Closing Date, as the case may be, Andrews Kurth Kenyon LLP, counsel for the Company, shall have furnished to the Underwriters their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request.
(f)    On the date hereof, KPMG LLP shall have furnished to the Underwriters a letter, dated the date hereof, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
(g)    On the Closing Date and each Option Closing Date, as the case may be, the Underwriters shall have received from KPMG LLP a letter, dated the Closing Date and each such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 7(f), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.
(h)    On the Closing Date or the Option Closing Date, as the case may be, Duane Morris LLP, counsel for the Underwriters, shall have furnished to the Underwriters their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
(i)    FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.
(j)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, the Company shall have (i) filed a Certificate of Designations of Rights and Preferences with the Secretary of State of the State of Delaware, which Certificate of Designations of Rights and Preferences shall comply with all applicable requirements of the DGCL, (ii) submitted an application to NASDAQ to list the Shares on NASDAQ, and (iii) filed with the Commission a registration statement on Form 8-A covering the registration of the Series A Preferred Stock under the Exchange Act.
(k)    On or prior to the Closing Date and each Option Closing Date, as the case may be, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters shall reasonably request.
(l)    At or before the Closing Date, the Underwriters shall have received the Third Amended and Restated Limited Liability Company Agreement of Spark HoldCo, as executed and delivered by each of Spark HoldCo, NuDevco Retail, LLC and RetailCo, LLC.
(m)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the NASDAQ; (i) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (i) a general moratorium on commercial banking activities declared by any of Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (i) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (i) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of RBC makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.
If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 10, by RBC by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 10.
8.    Indemnification.
(a)    The Company agrees to indemnify and hold harmless each Underwriter and each of their directors, officers, employees, agents and representatives and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof or any Issuer Free Writing Prospectus in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 8(b) of this Agreement.
(b)    Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, agents and representatives, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of any Underwriter: (i) the selling concession figure set forth under the caption “Underwriting—Underwriting Discounts and Expenses” in the Pricing Disclosure Package and (ii) the information provided under the captions “Underwriting—Passive Market Making,” “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and “Underwriting—Electronic Distribution” in the Pricing Disclosure Package.
(c)    Promptly after receipt by an indemnified party under Section 8(a) or 8(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 8(a), shall be selected by the Representative. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand and the Underwriter, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount pursuant to this Section 8(d) in excess of the sum of (i) any structuring fees paid to it hereunder and (ii) the underwriting discounts and commissions applicable to the Shares underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.
The obligations of the parties to this Agreement contained in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
9.    Increase in Underwriters’ Commitments. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representative may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the other Underwriters, but if no such arrangements are made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 10, without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. Nothing herein will relieve a defaulting Underwriter from liability for its default.
In the event of any such default, which does not result in a termination of this Agreement, either RBC or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.
10.    Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company or any of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 7 or 9 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6, the respective obligations of the Company and the Underwriters pursuant to Section 8 and the provisions of Sections 10, 11 and 14 shall remain in effect.
11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.
12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o RBC Capital Markets, LLC, 200 Vesey Street, 10th Floor, New York, New York 10281 (fax no.: 212-658-6137); Attention: DCM Transaction Management. Notices to the Company shall be given to it at Spark Energy, Inc., 12140 Wickchester Lane, Suite 100, Houston, Texas 77079 (fax no.: 832-320-2943); Attention: Gil Melman.
13.    Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
14.    Governing Law; Construction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
15.    Submission to Jurisdiction. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.
16.    Parties At Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 8 hereof the controlling Persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other Person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
17.    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the purchase price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection therewith and with the process leading to such transaction each Underwriter is and has been acting solely as a principal and not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) other than FBR Capital Markets & Co. (“FBR”), no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
18.    Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions.
19.    Tax Disclosure. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
20.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof
21.    RIGHT TO TRIAL BY JURY. Each of the Company and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
[Signature Pages Follow]

If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please so indicate your acceptance in the space provided below for that purpose.
Very truly yours,

SPARK ENERGY INC.

By:    /s/ Gil Melman
Name:    Gil Melman
Title:     Vice President, General Counsel and
    Corporate Secretary

Signature Page to Underwriting Agreement (Series A Preferred Stock)

Accepted and agreed to as of the date first
above written, on behalf of themselves and as
Representative of the other Underwriters named in Schedule I

RBC CAPITAL MARKETS, LLC

By:	/s/ Eric Withrow
Name: Eric Withrow

Title:	Director

Signature Page to Underwriting Agreement (Series A Preferred Stock)

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
RBC Capital Markets, LLC	770,000
FBR Capital Markets & Co.	196,000
Janney Montgomery Scott LLC	140,000
Wunderlich Securities, Inc.	112,000
BB&T Capital Markets, a division of BB&T Securities, LLC	84,000
Ladenburg Thalmann & Co. Inc.	42,000
National Securities Corporation	28,000
USCA Securities LLC	28,000
Total:	1,400,000

Schedule I

SCHEDULE II
ISSUER FREE WRITING PROSPECTUS
1.    The Pricing Term Sheet set forth in Annex I.
PRICING INFORMATION
Number of Shares: 1,400,000
Public Offering Price for Shares: $25.00

Schedule II

ANNEX I
FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration No. 333-214023
March 8, 2017

Final Pricing Term Sheet
SPARK ENERGY, INC.
8.75% Series A Fixed-to-Floating Rate
Cumulative Redeemable Perpetual Preferred Shares
(Liquidation Preference $25.00 per Share)

Issuer:	Spark Energy Inc.
Securities Offered:	8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”).
Number of Shares:	1,400,000 shares of Series A Preferred Stock.
Number of Option Shares:	210,000 shares of Series A Preferred Stock.
Trade Date:	March 8, 2017.
Settlement and Delivery Date:	March 15, 2017 (T + 5).
Public Offering Price:	$25.00 per share of Series A Preferred Stock; $35,000,000 total (assuming no exercise of the underwriters’ option to purchase additional shares of Series A Preferred Stock).
Underwriting Discount:	$0.7875 per share; $1,102,500 total (assuming no exercise of the underwriters’ option to purchase additional shares of Series A Preferred Stock).
Maturity Date:	Perpetual (unless redeemed by Issuer on or after April 15, 2022 or in connection with a change of control).
Rating:	The Series A Preferred Stock will not be rated.

Dividend Rate:
From, and including, the date of original issuance to, but not including, April 15, 2022, at an annual rate of 8.75%, based on the $25.00 liquidation preference per annum. On and after April 15, 2022 at an annual rate equal to the sum of (a) Three-Month LIBOR (as defined below) as calculated on each applicable Date of Determination (as defined below) and (b) 6.578%, based on the $25.00 liquidation preference per share of Series A Preferred Stock.
The term “Three-Month LIBOR” means, on the second Business Day in London immediately preceding the first day of each relevant Dividend Period (as defined below under “Dividend Payment Date”) for the Series A Preferred Stock, or if applicable, the redemption date (the “Date of Determination”):
o    the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on such Date of Determination; or
o    if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Date of Determination, then the Issuer will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide the Issuer with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Date of Determination for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in the Issuer’s discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Date of Determination for such Dividend Period by three nationally-recognized banks in New York, New York selected by the Issuer, for loans in U.S. dollars to nationally-recognized European banks (as selected by the Issuer), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in the Isuer’s discretion, is representative of a single transaction in U.S. dollars in that market at that time. If fewer than three New York City banks selected by the Issuer do not quote rates in the manner described above, the Three-Month LIBOR Rate for the applicable Dividend Period will be the same as for the immediately preceding Dividend Period, or, if there was no such Dividend Period, the dividend shall be calculated at the dividend rate in effect for the immediately preceding Dividend Period.

Dividend Payment Date:
Dividends on the Series A Preferred Stock shall accrue daily and be cumulative from, and including, the date of original issue and shall be payable quarterly on the 15th day of each of April, July, October and January (each such payment date, a “Dividend Payment Date,” and each such quarterly period, a “Dividend Period”); provided that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day. The first dividend on the Series A Preferred Stock is scheduled to be paid on July 15, 2017 in the amount of $0.72917 per share of Series A Preferred Stock to the persons who are the holders of record of the Series A Preferred Stock at the close of business on July 1, 2017.

Liquidation Preference:	$25.00 per share of Series A Preferred Stock, plus accumulated and unpaid dividends.
Optional Redemption Date:
On and after April 15, 2022, for cash at a redemption price of $25.00 per share of Series A Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Special Optional Redemption:
Upon the occurrence of a Change of Control, provided no Limiting Document may prohibit it, the Issuer may, at its option, upon not less than thirty (30) days nor more than sixty (60) days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within one hundred twenty (120) days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date, the Issuer provided notice of its election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to the Issuer’s optional redemption right described above or this special optional redemption right), the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right with respect to the shares called for redemption. If the Issuer elects to redeem any shares of the Series A Preferred Stock as described in this paragraph, it may use any available cash to pay the redemption price.

Limited Conversion Rights Upon a Change of Control:
Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides irrevocable notice of its election to redeem the Series A Preferred Stock, in which case such holder will only have the right with respect to the shares of Series A Preferred Stock not called for redemption (unless the Issuer defaults in the payment of the redemption price and accumulated and unpaid dividends in which case such holder will again have a conversion right with respect to the shares of Series A Preferred Stock subject to such default in payment)) to convert some or all of the shares of Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Issuer’s Class A common stock per share of Series A Preferred Stock, which is equal to the lesser of:
•    the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and
•    1.834862 shares of Class A common stock (the “Share Cap”), subject to certain adjustments described in the prospectus supplement. The Share Cap was derived by dividing the $25.00 liquidation preference by $13.625 (50% of the last sale price of our Class A common stock as reported on the NASDAQ on March 7, 2017).

CUSIP/ISIN:	846511 202/US8465112022
Joint Book-Running Managers:	RBC Capital Markets, LLC FBR Capital Markets & Co.
Senior Co-Managers:	Janney Montgomery Scott LLC Wunderlich Securities, Inc.
Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC Ladenburg Thalmann & Co. Inc. National Securities Corporation USCA Securities LLC

The Issuer has filed a registration statement (including a base prospectus dated October 20, 2016) and a preliminary prospectus supplement, dated March 8, 2017 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them from RBC Capital Markets, LLC by calling (866) 375-6829 or by email to rbcnyfixedincomeprospectus@rbccm.com

ANNEX A
FORM OF OPINION OF ANDREWS KURTH KENYON LLP

a.
The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware. Spark HoldCo, LLC (“Spark HoldCo”) is validly existing as a limited liability company and in good standing under the laws of its jurisdiction of formation.

b.
The Company has the corporate power and corporate authority under the laws of the State of Delaware to carry on its business and own its properties as described in the Registration Statement and the Prospectus.

c.
The Company directly or indirectly owns such equity interests of each of Spark HoldCo, Censtar Operating Company, LLC, Oasis Power Holdings, LLC, Oasis Power, LLC, Spark Energy, LLC, and Spark Energy Gas, LLC (each, a “Subsidiary”) as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the Company directly or indirectly owns such equity interests free and clear of all liens, encumbrances, equities or claims (“Liens”) (other than Liens arising under or in connection with the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or the State of Texas, as applicable, naming the Company or a Subsidiary, as applicable, as debtor is on file in the office of the Secretary of State of the State of Delaware, or the office of the Secretary of State of the State of Texas, as applicable, as of [●], 2017 or (B) otherwise known to us, without independent investigation other than those created by or arising under the Delaware General Corporation Law (the “DGCL”), the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or the Texas Business Organizations Code (the “TBOC”), as applicable.

d.
Each subsidiary listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “10-K Subsidiaries”), is validly existing as a corporation or limited liability company, as applicable, and in good standing under the laws of its jurisdiction of organization or formation, as applicable; each of the 10-K Subsidiaries has the corporate or limited liability company power and authority under the laws of its jurisdiction of organization or formation, as applicable, to carry on its business and own its properties as described in the Registration Statement and the Prospectus;

e.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

f.	The issuance and sale of the Shares have been duly authorized by all necessary corporation action of the Company.

g.
The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Company Certificate of Incorporation, the Company Bylaws, the DGCL or any Applicable Agreement, to subscribe for the Shares.

Exhibit A-1

h.
To our knowledge, except as disclosed in the Registration Statement or the Prospectus, no Person has the right, which has not been waived under any Applicable Agreement to require the registration under the Securities Act of any sale of securities issued by the Company, by reason of the filing or effectiveness of the Registration Statement.

i.	When delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the [Firm] Shares will be validly issued, fully paid and nonassessable.

j.
None of (i) the execution and delivery by the Company of the Underwriting Agreement and (ii) the consummation by the Company of the issuance and sale of the [Firm] Shares pursuant to the Underwriting Agreement (A) constituted, constitutes or will constitute a violation of the Company Certificate of Incorporation or the Company Bylaws, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Company pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) the DGCL, or (v) the Delaware LLC Act, or (E) resulted, results or will result in the contravention of any Applicable Order.

k.
No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, the execution and delivery by the Company of the Underwriting Agreement or the consummation of the issuance and sale of the Shares pursuant to the Underwriting Agreement. As used in this paragraph “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with any executive, legislative, judicial, administrative or regulatory body of the State of Texas or the United States of America, pursuant to (i) applicable laws of the State of Texas, (ii) applicable laws of the United States of America, (iii) the DGCL, or (iv) the Delaware LLC Act.

l.
The statements under the captions “Description of Series A Preferred Stock,” and “Material U.S. Federal Income Tax Considerations” in the Preliminary Prospectus as supplemented by the Pricing Term Sheet and the Prospectus insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

m.	The Company is not an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.
In addition, we have participated in conferences with officers and other representatives of the Company, the independent registered public accounting firm for the Company, your counsel and your representatives, at which the contents of the Registration Statement, the Disclosure Package

Exhibit A-2

and the Prospectus (including any of the Company’s reports that have been filed with the Commission and are incorporated by reference in the Registration Statement (the “Incorporated Documents”)) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraph 12 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Company), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its most recent effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the General Rules and Regulations thereunder (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus or any of the Incorporated Documents, and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, as of its most recent effective date, insofar as relating to the offering of the Shares, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (including the Incorporated Documents), as of 4:45 p.m., New York city time, on March 8, 2017 (which you have informed us is a time prior to the time of the first sale of the Firm Shares by any Underwriter), insofar as relating to the offering of the Shares, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, insofar as relating to the offering of the [Firm] Shares, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we did not participate in the preparation of the Incorporated Documents and that we express no opinion, statement or belief in this letter with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial, statistical or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package, (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or Incorporated Documents and (v) the exclusion from the Disclosure Package of any pricing information (and directly related disclosure) included in the Prospectus.
Furthermore, we advise you that according to the effectiveness order of the SEC (regarding the Registration Statement) appearing in the SEC’s Electronic Data Gathering, Analysis, and Retrieval system, the Registration Statement was declared effective under the Securities Act on October 20, 2016. In addition, based solely on our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the SEC has not issued any stop order suspending the effectiveness of the Registration Statement. To our knowledge, based

Exhibit A-3

solely on our participation in the conferences mentioned above regarding the Registration Statement, no proceedings for that purpose are pending or have been instituted or threatened by the SEC.
We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) the DGCL, and (v) the Delaware LLC Act. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 10 and 11 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Exhibit A-4